Exhibit 21.1

INGRAM MICRO INC.,

a Delaware Corporation

Global Subsidiaries as of December 29, 2012

	Name of Subsidiary	Jurisdiction
1.	AVAD LLC	Delaware
2.	Brightpoint, Inc.	Indiana
3.	Brightpoint Device Engineering Services LLC	Indiana
4.	Brightpoint Eclipse LLC	Indiana
5.	Wireless Fulfillment Services Holdings, Inc.	Delaware
6.	Wireless Fulfillment Services LLC	California
7.	Brightpoint Services, LLC	Indiana
8.	Brightpoint North America, Inc.	Indiana
9.	Brightpoint North America L.P.	Delaware
10.	2601 Metropolis LLC	Indiana
11.	501 Airtech Parkway LLC	Indiana
12.	Actify LLC	Indiana
13.	Brightpoint Allpoints LLC	Indiana
14.	Brightpoint Distribution LLC	Indiana
15.	Brightpoint Latin America LLC	Indiana
16.	Brightpoint de Mexico S.A. de C.V.	Mexico
17.	Brightpoint Solutions de Mexico S.A. de C.V.	Mexico
18.	Brightpoint North America Services LLC	Indiana
19.	Touchstone Acquisition LLC	Indiana
20.	Touchstone Wireless Repair and Logistics, LP	Pennsylvania
21.	Touchstone Wireless Latin America LLC	Puerto Rico
22.	Brightpoint International Ltd.	Delaware
23.	Brightpoint Philippines Limited	British Virgin Islands
24.	Brightpoint Thailand, Inc.	Indiana
25.	BPGH LLC	Indiana
26.	Brightpoint Global Holdings II, Inc.	Indiana
27.	Brightpoint Belgium N.V.	Belgium
28.	Brightpoint (Luxembourg) Sárl	Luxembourg
29.	Brightpoint Switzerland S.A.	Switzerland
30.	Brightpoint EUROPCO B.V.	The Netherlands
31.	Brightpoint Europe ApS	Denmark
32.	Brightpoint Denmark A/S	Denmark
33.	Brightpoint France SAS	France
34.	Brightpoint Germany Operations GmbH	Germany
35.	Brightpoint Italy Srl. in liquidazione	Italy
36.	Brightpoint Global Holdings C.V.	The Netherlands
37.	Brightpoint Holdings B.V.	The Netherlands
38.	Axess Communication Sp. z o. o	Poland
39.	Brightpoint Africa (Proprietary) Limited	South Africa
40.	Brightpoint Australia Pty Ltd.	Australia
41.	Brightpoint Austria Holding GmbH	Austria
42.	Brightpoint Austria GmbH	Austria

INGRAM MICRO INC.,

a Delaware Corporation

Global Subsidiaries as of December 29, 2012

	Name of Subsidiary	Jurisdiction
43.	Brightpoint Costa Rica Limitada	Costa Rica
44.	Brightpoint EMEA Enterprise Limited	Great Britain
45.	Brightpoint European Regional Services, S.L.U.	Spain
46.	Eclipse Support, S.L.U.	Spain
47.	Grupo Busc Person Telecomunicaciones S.L.U.	Spain
48.	Brightpoint Spain S.L.U.	Spain
49.	Busc Person Canarias S.L.U.	Spain
50.	Brightpoint Finland Oy	Finland
51.	Brightpoint Germany Holding GmbH	Germany
52.	Brightpoint Germany GmbH	Germany
53.	Brightpoint GmbH	Germany
54.	Brightpoint Great Britain Limited	Great Britain
55.	Brightpoint India Private Limited	Indiana
56.	Brightpoint International (Hong Kong) Limited	Hong Kong
57.	Brightpoint International (Malaysia) Sdn. Bhd.	Malaysia
58.	Platinum Waves Wireless Sdn. Bhd.	Malaysia
59.	Brightpoint Netherlands B.V.	The Netherlands
60.	Brightpoint New Zealand Limited	New Zealand
61.	Brightpoint Nordic AB	Sweden
62.	Brightpoint Norway AS	Norway
63.	Moobi Norway AS	Norway
64.	Brightpoint Pakistan (Pvt.) Limited	Pakistan
65.	Brightpoint Philippines Distribution and Logistics, Inc.	Philippines
66.	Brightpoint Poland Sp. z o.o.	Poland
67.	Brightpoint RUS LLC	Russia
68.	Brightpoint Senegal SARL	Senegal
69.	Brightpoint Singapore Pte. Ltd.	Singapore
70.	Brightpoint Slovakia s.r.o.	Slovakia
71.	Brightpoint Sub Saharan Africa (Proprietary) Limited	South Africa
72.	Brightpoint Sweden Holding AB	Sweden
73.	Brightpoint Sweden AB	Sweden
74.	Brightpoint Vietnam LLC	Vietnam
75.	Dangaard Telecom Portugal, Unipessoal, Lda.	Portugal
76.	Persequor Limited	British Virgin Islands
77.	Persequor Holdings I Ltd.	British Virgin Islands
78.	Brightpoint Middle East FZE	United Arab Emirates
79.	Brightpoint MEA Logistics & Distribution FZE	United Arab Emirates
80.	Sequor Systems Ltd.	British Virgin Islands
81.	Brightpoint Solutions FZE	United Arab Emirates
82.	DBL Distributing LLC	Delaware
83.	VPN Dynamics, Inc.	Delaware
84.	Ingram Micro Philippines BPO LLC	Delaware

INGRAM MICRO INC.,

a Delaware Corporation

Global Subsidiaries as of December 29, 2012

	Name of Subsidiary	Jurisdiction
85.	Ingram Funding Inc.	Delaware
86.	Ingram Micro CLBT LLC	Delaware
87.	Ingram Micro Delaware Inc.	Delaware
88.	Ingram Micro CLBT	Pennsylvania
89.	Ingram Micro L.P.	Tennessee
90.	Ingram Micro Texas L.P.	Texas
91.	Ingram Micro Inc.	Ontario, Canada
92.	AVAD Canada Ltd.	Canada
93.	Ingram Micro Holdco Inc.	Ontario, Canada
94.	Ingram Micro LP	Ontario, Canada
95.	Ingram Micro Logistics LP	Ontario, Canada
96.	Ingram Micro Singapore Inc.	California
97.	Ingram Micro Texas LLC	Delaware
98.	Computek Enterprises (U.S.A.) Inc.	Florida
99.	Ingram Export Company Ltd.	Barbados
100.	Ingram Micro Compañia de Servicios, S.A. de C.V.	Mexico
101.	Ingram Micro Latin America & Caribbean Inc.	Delaware
102.	Ingram Micro Chile, S.A.	Chile
103.	Ingram Micro Peru, S.A.	Peru
104.	Ingram Micro SAS	Colombia
105.	Ingram Micro Logistics Inc.	Cayman Islands
106.	CIM Ventures Inc.	Cayman Islands
107.	Ingram Micro Mexico, S.A. de C.V.	Mexico
108.	Ingram HoldCo SRL de C.V.	Mexico
109.	Export Services Inc.	California
110.	Securematics, Inc.	California
111.	Ingram Micro SB Holdings Inc.	Cayman Islands
112.	Ingram Micro SB Inc.	California
113.	Ingram Micro Management Company	USA (California)
114.	Ingram Micro Management Company SCS	Luxembourg
115.	Ingram Micro WW Holdings Sarl	Luxembourg
116.	Ingram Micro Latin America	Cayman Islands
117.	Ingram Micro Argentina, S.A.	Argentina
118.	Ingram Micro Brasil Ltda.	Brazil
119.	Ingram Micro Tecnologia E Informatica Ltda	Brazil
120.	Ingram Micro Caribbean	Cayman Islands
121.	Ingram Micro Luxembourg Sarl	Luxembourg
122.	Ingram Micro SAS	France
123.	Ingram Micro AB	Sweden
124.	Ingram Micro GmbH	Switzerland
125.	Ingram Micro Holding GmbH	Germany
126.	Ingram Micro Pan Europe GmbH	Germany

INGRAM MICRO INC.,

a Delaware Corporation

Global Subsidiaries as of December 29, 2012

	Name of Subsidiary	Jurisdiction
127.	Ingram Micro Distribution GmbH	Germany
128.	Ingram Micro Israel Ltd	Israel
129.	Ingram Micro ApS	Denmark
130.	Ingram Micro AS	Norway
131.	Bright Creative Communications BV	Netherlands
132.	Ingram Micro Europe GmbH	Germany
133.	Ingram Macrotron GmbH	Germany
134.	Ingram Micro Administration GmbH	Germany
135.	Macrotron Process Technologies GmbH	Germany
136.	Ingram Micro Portugal LDA	Portugal
137.	Ingram Micro Europe BVBA	Belgium
138.	Ingram Micro SSC EMEA EOOD	Bulgaria
139.	Ingram Micro BVBA	Belgium
140.	Ingram Micro SL	Spain
141.	Ingram Micro GmbH	Austria
142.	Ingram Micro BV	Netherlands
143.	Ingram Micro Holdings Ltd	UK
144.	Ingram Micro (UK) Ltd	UK
145.	Ingram Micro Magyarorszag Kft	Hungary
146.	Ingram Micro Finance Luxembourg Sarl	Luxembourg
147.	Ingram Micro (Europe) PTE Ltd	Singapore
148.	Ingram Micro Coordination Center BVBA	Belgium
149.	Ingram Micro Srl	Italy
150.	Ingram Micro Oy	Finland
151.	Ingram Micro (Thailand) Ltd	Thailand
152.	Ingram Micro Asia Holdings Inc.	California
153.	Ingram Micro Asia Pacific Pte. Ltd	Singapore
154.	Ingram Micro New Zealand Holdings	New Zealand
155.	Tech Pacific Holdings (NZ) Limited	New Zealand
156.	Ingram Micro (NZ) Limited	New Zealand
157.	Ingram Micro Asia Ltd.	Singapore
158.	Megawave Pte Ltd	Singapore
159.	Ingram Micro Singapore (Indo-China) Pte Ltd	Singapore
160.	PT Ingram Micro Indonesia	Indonesia
161.	Ingram Micro Malaysia Sdn Bhd	Malaysia
162.	Ingram Micro Holding (Thailand) Ltd	Thailand
163.	Ingram Micro Hong Kong (Holding) Ltd	Hong Kong
164.	Ingram Micro (China) Ltd	Hong Kong
165.	Ingram Micro (China) Holding & Commercial Co. Ltd.	China
166.	Ingram Micro Trading (Shanghai) Co. Ltd.	China
167.	Ingram Micro International Trading (Shanghai) Co., Ltd.	China
168.	Tech Pacific (N.Z.) Ltd	New Zealand

INGRAM MICRO INC.,

a Delaware Corporation

Global Subsidiaries as of December 29, 2012

	Name of Subsidiary	Jurisdiction
169.	Techpac Holdings Limited	Bermuda
170.	Tech Pacific Asia Limited	British Virgin Islands
171.	Tech Pacific (H.K.) Limited	Hong Kong
172.	First Tech Pacific Distributors Sdn Bhd	Malaysia
173.	Tech Pacific Inc.	Philippines
174.	Tech Pacific Mauritius Limited	Mauritius
175.	Techpac Mauritius Limited	Mauritius
176.	Surajami Investment & Trading Co. Ltd	India
177.	Ingram Micro India Limited	India
178.	Ingram Micro (India) Exports Pte Ltd	Singapore
179.	Ingram Micro Mobility Solutions Limited	India
180.	Aptec Holdings Limited	Dubai International Financial Centre
181.	A Advanced Logistics Services LLC	United Arab Emirates
182.	Advanced Technology Services FZ LLC	Dubai Internet City Free Zone
183.	Aptec Distribution FZ LLC	Dubai Internet City Free Zone
184.	Track Distribution Middle East LLC	United Arab Emirates
185.	Aptec Holding Egypt LLC	Egypt
186.	Aptec Egypt LLC	Egypt
187.	Aptec Lebanon SAL	Lebanon
188.	Notegarden Limited	England and Wales
189.	Track Distribution Middle East FZ LLC	Dubai Internet City Free Zone
190.	Aptec Distribution (SA) Ltd.	British Virgin Islands
191.	Aptec Bilgsayar	Turkey
192.	Ingram Micro Holdings (Australia) Pty Ltd	Australia
193.	Ingram Micro Pty Ltd	Australia
194.	Ingram Micro Australia Pty Ltd	Australia
195.	Ingram Micro Lanka (Private) Limited	Sri Lanka
196.	Tech Pacific (Thailand) Co., Ltd	Thailand
197.	Sand Hills, Inc.	Nevada
198.	United Strategies, Inc.	Delaware
199.	Promark Technology, Inc.	Maryland